SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ABERDENE MINES LIMITED
 (Exact name of Registrant as specified in its charter.)

Commission File number 000-33189

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

ABERDENE MINES LIMITED
101 Convention Center
Suite 700
Las Vegas, Nevada 89109

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to stockholders of ABERDENE MINES LIMITED, a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to create 100,000,000 authorized shares of preferred stock, par value $0.00001 the terms of which will be determined by the Board of Directors.

The Board of Directors believes that it is advisable in the best interests of the Company to create the 100,000,000 authorized preferred shares in order to meet its contractual commitment to Langley Park Investments and to provide greater flexibility with respect to the Company's capital structure for such purposes stock based acquisitions.

This information statement is being first sent to stockholders on or about August ___, 2004. The Company anticipates that the amendment will become effective on or about September ___, 2004, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed amendment requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on ____________, 2004 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment to the Articles of Incorporation. As of the record date, the Company had 72,334,814 shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89120. Its telephone number is (702) 361-3033.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ending June 30, 2003 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to change in the authorized capital of the Company.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owner and Management

The following sets forth as of August 20, 2004 persons owning more than 5% of the common stock of the Company:

	Name and address of	Amount and nature of	Percent of
Title of Class	beneficial owner	ownership	class

Common Stock	Brent Jardine	49,999,998	69.12%
	409 Granville Street
	Suite 1450
	Vancouver, B. C.
	Canada V6C 1T2

TOTAL		49,999,998	69.12%

The following sets forth as of August 20, 2004, all shares of common stock owned by all directors and nominees, each executive officer, and directors and executive officers as a group.

		Amount of
Name of		direct ownership	Percent of
beneficial owner	Position with Company	of common stock	class

Brent Jardine	President, Principal Executive Officer, and Director	49,999,998	69.12%

Robert Weicker	Vice President of Exploration, Senior Geologist, and Director	0	0.00%

Cameron Reynolds	Treasurer, Principal Financial Officer, Principal Accounting Officer, and Director	0	0.00%

Tim Hipsher	Secretary and Director	0	0.00%

All officers and
directors as a group
(4 persons)		49,999,998	69.12%

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL TO AMEND ARTICLES OF INCORPORATION
AND CREATE PREFERRED STOCK

The Board of Directors has determined that it would be in the best interest of the Company to amend its Articles of Incorporation and create 100,000,000 authorized shares of preferred stock with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Company is authorized, within any limitations prescribed by law, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)     The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)     Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)     The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)     Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)     The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)     Voting powers, if any provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

(g)     Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Company shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments in accordance with the terms of Preferred Stock, as fixed by the Board of Directors.

In the event of liquidation of the Company, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Company, nor any consolidation or merger of the Company, shall be deemed to be a liquidation for the purposes of this Article.

Reasons for the Proposal

The Board of Directors believes that it is advisable in the best interests of the Company to amend its Articles of Incorporation to create the 100,000,000 authorized preferred shares to provide greater flexibility with respect to the Company's capital structure for such purposes as stock based acquisitions of mining properties and in order to meet its contractual commitment to Langley Park Investments PLC. To do so, a majority of the issued and outstanding shares of common stock must approve of the amendment to the articles of incorporation.

Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the preferred shares:

On July 29, 2004, the Company executed a Convertible Preferred Stock Purchase Agreement (the "Agreement") with Langley Park Investments PLC wherein the Company agreed to issue 500,000 shares of Series A 0% Convertible Preferred Stock in consideration of receipt of 2,753,304 Langley Par ordinary shares, 1.0p per share.

The terms and conditions of the 500,000 preferred shares to be issued to Langley Park Investments PLC are as follows:

DIVIDENDS

The Holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends.

CONVERSION

(a)     The outstanding shares of Series A Preferred Stock shall be convertible into shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price as defined below, at the option of the Holder in whole or in part, at any time commencing on the second anniversary of the Issuance Date and through the expiration of the Conversion Period. Any conversion under this Section IV(a) shall be for a minimum aggregate Stated Value of $10,000.00 of Series A Preferred Stock. The Holder shall effect conversions by notifying the Company. Each Notice of Conversion shall specify the Stated Value of Series A Preferred Stock to be converted. The date on which such conversion is to be effected (the "Conversion Date") shall be on the date the Notice of Conversion is delivered to the Company. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the Stated Value represented by a certificate for the Series A Preferred Stock(s) tendered by the Holder in the Notice of Conversion, the Company shall deliver to the Holder a new Series A Preferred Stock certificate for such Stated Value as has not been converted within five (5) Business Days of the Company's receipt of the original Series A Preferred Stock and Notice of Conversion. Upon the entire conversion of the Series A Preferred Stock or the redemption of the Series A Preferred Stock, Series A Preferred Stock shall be returned to the Company for cancellation.

(b)     On the first Business Day occurring after the expiration of the Conversion Period (the "Automatic Conversion Date"), for each share of Series A Preferred Stock that has not previously been converted, such share of Series A Preferred Stock shall be automatically convertible into shares of Common Stock at the Conversion Price; provided, however, that no shares of Series A Preferred Stock shall be converted (i) unless the Company shall have duly reserved for issuance to the Holder a sufficient number of shares of Common Stock to issue upon such conversion or (ii) if an Event of Default shall have occurred hereunder and is continuing. In connection with such conversion, the Company shall deliver to the Holder of such shares of Series A Preferred Stock a written notice (the "Company Conversion Notice"). The Company Conversion Notice shall specify the number of shares of Series A Preferred Stock that will be subject to automatic conversion on the Company Conversion Date. The Company shall deliver or cause to be delivered the Company Conversion Notice at least two (2) Business Days before the Company Conversion Date. The Holder of the Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company not later than five (5) Business Days after the Company Conversion Date. Each of a Notice of Conversion and a Company Conversion Notice is sometimes referred to herein as a Notice of Conversion, and each of a Conversion Date and a Company Conversion Date is sometimes referred to herein as a Conversion Date.

(c)     Not later than five (5) Business Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of Series A Preferred Stock and (ii) once received from the Company, Series A Preferred Stock in principal amount equal to the principal amount of Series A Preferred Stock not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder notifies the Company that such Series A Preferred Stock have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Company to indemnify the Company from any loss incurred by it in connection therewith; and provided further, however, that the Company has not exercised its right of redemption. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates representing the Common Stock are not delivered by the date required under this Section IV(c), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Series A Preferred Stock tendered for conversion.

(d)     (i)     The Conversion Price for each share of Series A Preferred Stock in effect on any Conversion Date shall be the lesser of (a) the Fixed Conversion Price or (b) eighty percent (80%) of the average of the three (3) lowest Per Share Market Values for the Common Stock over the ten (10) Trading Days preceding the date of conversion, but in no event less than five percent (5%) of the Fixed Conversion Price (the "Floating Conversion Price"). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTCBB, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

(ii)     If the Company, at any time while any Series A Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities as defined in Article VII payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price designated in Section IV(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii)     If the Company, at any time while any Series A Preferred Stock are outstanding, shall issue or sell shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock, (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of Common Stock at the issue date mentioned below, the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price, if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

(iv)     If the Company, at any time while Series A Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series A Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security then in each such case the Conversion Price at which each Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority of the principal amount of the Series A Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series A Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)     All calculations shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

(vi)    In the event the Fixed Conversion Price is not adjusted within ten (10) Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem all of the Holder's Series A Preferred Stock at 130% of the Stated Value of such Holder's Series A Preferred Stock and the Company shall pay such amount to the holder pursuant to the written instructions provided by the Holder.

(vii)     Whenever the Fixed Conversion Price is adjusted or redeemed, the Company shall within five (5) Business Days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other Holder of Series A Preferred Stock, a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii)     In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property.

(ix)     upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(x)     If:

(A)     the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(B)     the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

(C)     the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

(D)     the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(E)     the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series A Preferred Stock at their last addresses as it shall appear upon the Series A Preferred Stock Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(e)     If at any time conditions shall arise by reason of action or inaction taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series A Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each Holder of Series A Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders and an Appraiser selected by the Holders of majority of the outstanding Series A Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Article IV), of the Fixed Conversion Price (including, if necessary, any adjustment as to the securities into which Series A Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders of Series A Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Fixed Conversion Price to more than the Fixed Conversion Price then in effect.

(f)     The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of all outstanding Series A Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

(g)     No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

(h)     The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(i)     Series A Preferred Stock converted into Common Stock shall be canceled upon conversion.

(j)     Each Notice of Conversion shall be given by facsimile to the Company no later than 4:00 pm New York time. Each Company Notice of Conversion shall be given by facsimile addressed to each Holder of Series A Preferred Stock at the facsimile telephone number and address of such Holder appearing on the books of the Company as provided to the Company by such Holder for the purpose of such Company Notice of Conversion. Any such notice shall be deemed given and effective upon the transmission of such facsimile. In the event that the Company receives the Notice of Conversion after 4:00 p.m. New York time, the Conversion Date shall be deemed to be the next Business Day. In the event that the Company receives the Notice of Conversion after the end of the Business Day, notice will be deemed to have been given the next Business Day.

EVENTS OF DEFAULT AND REMEDIES

(a)     "Event of Default", wherever used herein, means any one of the following events:

(i)     the Company shall fail to observe or perform any material covenant, agreement or warranty contained in this Series A Preferred Stock Certificate of Designation, and such failure shall not have been remedied within twenty (20) Business Days after the date on which written notice of such failure shall have been given;

(ii)     the occurrence of any event or breach or default of a material nature by the Company under the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

(iii)     the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(iv)     trading in the common stock of the Company shall have been suspended, delisted, or otherwise ceased by the Securities and Exchange Commission or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), and trading is not reinstated within twenty (20) Trading Days, except for (i) any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company, and trading is reinstated promptly after such dissemination and (ii) any general suspension of trading for all companies trading on such exchange or market or OTCBB;

(v)     the Company shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever, unless the Company is disputing in good faith the Conversion Price or the due compliance by the Holder of the terms and conditions for conversion of the Series A Preferred Stock; or

(vi)    the Company shall issue or enter into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Series A Preferred Stock.

(b)    If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing, any Holder may, by notice to the Company demand redemption of the Shares of Series A Preferred Stock at the Redemption Price (as defined herein), and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

(c)    Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Series A Preferred Stock Certificate of Designation or in aid of the exercise of any power granted in this Series A Preferred Stock Certificate of Designation, and proceed to enforce the redemption of any of the Series A Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.

(d)     As a non-exclusive remedy, in the Event of a Default, the Holder can convert the outstanding shares of Series A Preferred Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a Notice of Conversion to the Company. The Company shall not have the right to object to the conversion, except with respect to the calculation of the applicable Conversion Price.

(e)     To effectuate the terms and provisions of this Certificate of Designation of Series A Preferred Stock, the Holder may send notice of any default to the Attorney-in-Fact (as defined in the Purchase Agreement) and send a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Certificate of Designation of Series A Preferred Stock and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

REDEMPTION

(a)     Until all of the Series A Preferred Stock has been converted, in the event that the Company engages in a single transaction or a series of related transactions that cause it to (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into it, or (iii) undergo a Change in Control, then at the option of the Company exercisable by giving thirty (30) days written notice to the Holder, the Company may request that the Holder convert all shares of Series A Preferred Stock then held by the Holder into Common Stock upon the terms and conditions set forth in this Certificate of Designation. If the Holder does not comply with such request, the Company may redeem all Series A Preferred Stock held by the Holder at their Stated Value (the "Redemption Price"). The Company is not obligated to provide for redemption of the Series A Preferred Stock through a sinking fund.

(b)     In the event that the Holder delivers to the Company a Notice of Conversion to convert all or any portion of the Series A Preferred Stock into shares of Common Stock and the Conversion Price in respect of such conversion is less than the Fixed Conversion Price, then at the option of the Company exercisable by giving thirty (30) days written notice to the Holder, the Company may redeem all or any portion of the Series A Preferred Stock sought to be converted by the Holder at the Redemption Price.

(c)     Shares of Series A Preferred Stock which have been redeemed or converted shall be deemed retired pursuant to the Nevada General Corporation Act ("NGCA") shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series A Preferred Stock.

(d)     No redemption shall be made and no sum set aside for such redemption unless at the time thereof (i)  all required mandatory redemptions on Senior Securities have been made in full and (ii) all optional redemptions of Senior Securities, if any, previously declared, have been made in full. No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Company, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

(e)    If any redemption shall at any time be prohibited by the NGCA, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.

(f)    In the event the Company shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Stock at the address that appears on the Company's stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the holder to whom the Company has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Price; and (iv) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for payment. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the Redemption Price of the shares called for redemption) said shares of Series A Preferred Stock shall no longer be deemed to be outstanding and all rights of the Holders thereof shall cease (other than the right to receive the Redemption Price or Common Stock with respect to converted Series A Preferred Stock). Upon surrender of the certificates for Series A Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate representing the shares of Series A Preferred Stock not so redeemed shall be issued to the Holder without cost.

RANK

The Series A Preferred Stock shall, as to redemptions and the distribution of assets upon liquidation, dissolution or winding up of the Company, rank (i) prior to the Company's Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created that, by its terms, ranks junior to the Series A Preferred Stock ("Junior Securities"); (iii) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks senior to the Series A Preferred Stock ("Senior Securities"); and (iv) pari passu with any other series of preferred stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding Series A Preferred Stock) which by its terms ranks on a parity ("Pari Passu Securities") with the Series A Preferred Stock.

LIQUIDATION PREFERENCE

If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Company (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. The "Liquidation Preference" with respect to a share of Series A Preferred Stock means an amount equal to the Stated Value thereof. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

VOTING RIGHTS

The Holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the NGCA. To the extent that under the NGCA the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under the NGCA) shall constitute the approval of such action by the class. To the extent that under the NGCA Holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

MISCELLANEOUS

(a)     If any shares of Series A Preferred Stock are converted, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

(b)     Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Preferred Stock certificate(s) surrendered for cancellation, the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock.

(c)     Upon submission of a Notice of Conversion by a Holder of Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the delivery period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company within five (5) Business Days after the expiration of such ten (10) Business Day period) the Holder shall regain the rights of a Holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert Series A Preferred Stock.

(d)     The remedies shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Vote Obtained

The following individual owns the number of shares and percentages set forth opposite her name:

	Shares	Percentage of
Name of Beneficial Owner		Ownership

Brent Jardine	49,999,998	69.12%

Total	49,999,998	69.12%

On August 20, 2004, the foregoing person executed a written consent approving the amendment to the Company's Articles of Incorporation to create 100,000,000 preferred shares with a par value per share with the Board of Directors of the Company authorized, within any limitations prescribed by law, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares

Certain Matters Related to the Proposal

The amendment to the Articles of Incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after this information statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to Increasing the Authorized Capital

No officer or director will receive any direct or indirect benefit from the Company's proposed increase in its authorized capital. No officer or director or any person has notified the Company that it intends to oppose the Company's increase in authorized capital.

By Order of the Board of Directors

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Brent Jardine

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Robert Weicker

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Cameron Reynolds

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Tim Hipsher